EXHIBIT 32.1

CERTIFICATION OF QUARTERLY REPORT ON FORM 10-Q

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of Stewart & Stevenson LLC’s (the “Company”) Quarterly Report on Form 10-Q for the period ended July 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer certifies that to my knowledge:

1.      The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Report.

September 14, 2010

By:	/S/ ROBERT L. HARGRAVE
Robert L. Hargrave
Chief Executive Officer and Chief Financial Officer